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EXHIBIT 10.5.1

[Indemnitee Name]

INDEMNIFICATION AGREEMENT

        This Indemnification Agreement ("Agreement") is made as of this    day of            , 200  , by and between DPAC Technologies Corp., a California corporation (the "Company"), and                        , an individual ("Indemnitee").

        WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law;

        WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time that the availability and coverage of liability insurance has been severely limited; and

        WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection.

        NOW, THEREFORE, for good and valuable considerations, receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

        1.    Indemnification.

          (a)    Third Party Proceedings.    The Company shall indemnify and hold harmless Indemnitee in the event that Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was or was acting in a capacity as a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against all expenses, liabilities and losses (including attorneys' fees and costs, judgments, fines and amounts paid or to be paid in any settlement if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

          (b)    Proceedings by or in the Right of the Company.    The Company shall indemnify and hold harmless Indemnitee in the event that Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was or was acting in a capacity as a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against all expenses, liabilities and losses (including attorneys' fees and costs, judgments, fines and amounts paid or to be paid in any settlement), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made pursuant to this Section 2(b) for the following: (1) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee's duty to the Company and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; or (4) in respect of an action brought by or in the right of the Company for breach of Indemnitee's duties to the Company and its shareholders, of liability of Indemnitee (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that Indemnitee believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of Indemnitee, (iii) for any transaction from which Indemnitee derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for Indemnitee's duty to the Company or its shareholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing Indemnitee's duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnitee's duty to the Company or its shareholders, (vi) under Section 310 of the California General Corporation Law, (vii) under Section 316 of the California General Corporation Law.    In making the determination whether indemnification would not be permitted under applicable law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

          (c)    Mandatory Payment of Expense.    To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith.

        2.    Expenses; Indemnification Procedure.

          (a)    Payment of Expenses.    The Company shall promptly reimburse or pay as and when incurred all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 2(a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding); provided, however, that the Company shall not be required to make any such payment to or for the Indemnitee to the extent expressly prohibited by law as determined by controlling legal precedent and the Reviewing Party. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby; provided, however, that the Company shall not be required to make any such advance to the extent prohibited by law. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written request therefor by Indemnitee to the Company accompanied by reasonable documentation of such expenses being incurred in such connection.

          (b)    Notice/Cooperation by Indemnitee.    Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; however, failure to provide such notice shall not be construed as a waiver of any right of Indemnitee to an advance or indemnification hereunder. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee's power.

          (c)    Procedure for Indemnification.    After the final disposition of any action, suit or proceeding covered by this Agreement, Indemnitee shall send to the Company a written request for any indemnification sought under this Agreement. No later than thirty (30) days following receipt by the Company of such request, the Company shall deliver such request to an appropriate Reviewing Party for its review pursuant to this Agreement and shall cause the indemnification provided hereunder to be authorized and paid, so long as during such 30-day period the Reviewing Party has not determined that indemnification would not be permitted under applicable law; provided that if either the Board of Directors of the Company or the shareholders of the Company determine that indemnification would be permitted under applicable law, then the Company shall cause the indemnification provided hereunder to be authorized and paid regardless of the determination of the Reviewing Party. The Indemnitee and Indemnitee's counsel shall be given an opportunity to be heard and to present evidence on his behalf in connection with such determination by the Reviewing Party.

          (d)    Right of Indemnitee to Bring Suit.    The rights of Indemnitee to bring suit against the Company under this Agreement include the following:

            (i)    If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 16 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action.

            (ii)   If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to bring suit seeking a new determination by the court based on a complete presentation of facts or challenging any such determination by the Reviewing Party or any aspect thereof.

        It shall be a defense to any action described in paragraphs (i) and (ii) above (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, its shareholders or other Reviewing Party) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, its shareholders or other Reviewing Party) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct or, in the case of such an action brought by Indemnitee, be a defense to such action.

          (e)    Notice to Insurers.    If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedure set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          (f)    Selection of Counsel.    In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceedings against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of separate counsel subsequently incurred by Indemnitee with respect to the same proceeding for so long as the Company continues to employ and pay such counsel, provided that Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense. If the employment of counsel by Indemnitee has been previously authorized by the Company, and Indemnitee shall have reasonably concluded that there may be a material conflict of interests between the Company and Indemnitee in the conduct of such defense, then the fees and expenses of Indemnitee's separate and independent counsel shall be at the expense of the Company.

        3.    Additional Indemnification Rights; Nonexclusivity.

          (a)    Scope.    Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

          (b)    Nonexclusivity.    The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested Directors, the

  General Corporation Law of the State of California or California Labor Code Section 2802(a), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee.

        4.    Partial Indemnification.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

        5.    Mutual Acknowledgment.    Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may authorize a governmental authority to prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For instance, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

        6.    Officer and Director Liability Insurance.    The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the Indemnitee with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement, whether or not it is practicable to obtain such insurance for other officers and directors of the Company. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company, provided that the Company make some other provision to help ensure the Company's performance of its indemnification obligations, such as the creation and funding of a trust for a ready source of indemnification payments for Indemnitee and all other indemnitees under similar agreements.

        7.    Severability.    Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

        8.    Exceptions.    Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a)    Claims Initiated by Indemnitee.    To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 317 of the California General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

          (b)    Lack of Good Faith.    To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith (e.g., was "frivolous"); or

          (c)    No Duplication of Payments.    To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder; or

          (d)    Claims Under Section 16(b).    To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

        9.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        10.    Construction of Certain Phrases.

          (a)   For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b)   For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

        11.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

        12.    Survival.    The Company acknowledges that in continuing to provide services to the Company, Indemnitee is relying on this Agreement. Accordingly, the Company agrees that its obligations hereunder will survive (A) any actual or purported termination of this Agreement by the Company or its successors or assigns whether by operation of law or otherwise, and (B) termination of Indemnitee's services to the Company, whether such services were terminated by the Company or Indemnitee, with respect to any Claim, whether or not such Claim is made, threatened or commenced before or after the actual purported termination of this Agreement or the termination of Indemnitee's services to the Company. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

        13.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

        14.    Attorneys' Fees.    In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees and costs, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees and costs, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

        15.    Notice.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if transmitted via facsimile, (ii) if delivered by hand and receipted for by the party addressed, on the date of such receipt, or (iii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, as subsequently modified by any written notice given from time to time to the other party in the manner described above.

        16.    Choice of Law.    This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (without giving effect to the provisions thereof relating to conflicts of law).

        17.    Amendments.    This Agreement may not be amended without the agreement in writing of the Company and Indemnitee.

        IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

DPAC TECHNOLOGIES CORP.

By:
Name:
Title:

Address:    7321 Lincoln Way
Garden Grove, California 92641
FAX:    714-899-7579

AGREED TO AND ACCEPTED:

INDEMNITEE:

(Signature)

Name: [Indemnitee Name]

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  EXHIBIT 10.5.1
INDEMNIFICATION AGREEMENT